Exhibit 10.1

EXECUTION VERSION

AMENDMENT AND EXCHANGE AGREEMENT

This AMENDMENT AND EXCHANGE AGREEMENT (the “Agreement”), dated as of July 29, 2025, is by and among Bollinger Innovations, Inc., a Delaware corporation (the “Company”), and each of the investors listed on the Holder Schedules attached hereto (individually, a “Holder” and collectively, the “Holders”).

RECITALS

A. Prior to the date hereof, the Company and the Holders entered into, as applicable, the following securities purchase agreements:

(i) that certain Securities Purchase Agreement, dated May 14, 2024 (as may be amended, modified, restated, restructured or supplemented from time to time, the “May 2024 Securities Purchase Agreement”), pursuant to which the Holders purchased, among other things, certain senior secured convertible notes (as amended, modified or waived prior to the date hereof, the “May 2024 Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “May 2024 Warrants”);

(ii) that certain Securities Purchase Agreement, dated January 23, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “January 2025 Securities Purchase Agreement”), pursuant to which the Holders purchased, among other things, certain senior secured convertible notes (as amended, modified or waived prior to the date hereof, the “January 2025 Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “January 2025 Warrants”);

(iii) that certain Securities Purchase Agreement, dated February 5, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “February 2025 Securities Purchase Agreement”), pursuant to which the Holders purchased, among other things, certain senior secured convertible notes (as amended, modified or waived prior to the date hereof, the “February 2025 Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “February 2025 Warrants”);

(iv) that certain Securities Purchase Agreement, dated March 6, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “March 2025 Securities Purchase Agreement”), pursuant to which the Holders purchased, among other things, certain senior secured convertible notes (as amended, modified or waived prior to the date hereof, the “March 2025 Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “March 2025 Warrants”);

(v) that certain Securities Purchase Agreement, dated May 16, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “May #1 2025 Securities Purchase Agreement”), pursuant to which a Holder purchased, among other things, certain senior secured convertible notes (as amended, modified or waived prior to the date hereof, the “May #1 2025 Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “May #1 2025 Warrants”);

(vi) that certain Securities Purchase Agreement, dated May 29, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “May #2 2025 Securities Purchase Agreement”), pursuant to which a Holder purchased, among other things, certain senior secured convertible notes with an aggregate principal balance of approximately $2.7 million (as amended, modified or waived prior to the date hereof, the “May #2 2025 Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “May #2 2025 Warrants”); and

(vii) that certain Securities Purchase Agreement, dated May 29, 2025 (as may be amended, modified, restated, restructured or supplemented from time to time, the “May #3 2025 Securities Purchase Agreement” and collectively with the May 2024 Securities Purchase Agreement, the January 2025 Securities Purchase Agreement, the February 2025 Securities Purchase Agreement, the March 2025 Securities Purchase Agreement, the May #1 2025 Securities Purchase Agreement, and the May #2 2025 Securities Purchase Agreement, the “Securities Purchase Agreements” and each, a “Securities Purchase Agreement”), pursuant to which the Holders purchased, among other things, certain senior secured convertible notes with an aggregate principal balance of approximately $11.6 million (as amended, modified or waived prior to the date hereof, the “May #3 2025 Notes” and collectively with the May 2024 Notes, the January 2025 Notes, the February 2025 Notes, the March 2025 Notes, the May #1 2025 Notes, and the May #2 2025 Notes, the “Existing Notes”) and received warrants to purchase shares of the Company’s Common Stock (the “May #3 2025 Warrants” and collectively with the May 2024 Warrants, the January 2025 Warrants, the February 2025 Warrants, the March 2025 Warrants, the May #1 2025 Warrants, and the May #2 2025 Warrants, the “Existing Warrants”).

Capitalized terms not defined herein shall have the meaning as set forth in the Securities Purchase Agreements.

B. Pursuant to the terms of the Securities Purchase Agreements, the Company and the Holders entered into several Registration Rights Agreements, each dated as of the same date as the applicable Securities Purchase Agreement, pursuant to which the Company agreed to provide certain registration rights with respect to the Registrable Securities under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws (collectively, the “Registration Rights Agreements” and each, a “Registration Rights Agreement”).

C. The Company has authorized (i) a new series of convertible preferred stock of the Company designated as Series F Preferred Stock, $0.001 par value, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Series F Certificate of Designations”) in the form attached hereto as Exhibit A-1 (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series F Preferred Stock”), and (ii) a new series of convertible preferred stock of the Company designated as Series G Preferred Stock, $0.001 par value, the terms of which are set forth in the certificate of designation for such series of Preferred Stock (the “Series G Certificate of Designations” and together with the Series F Certificate of Designations, the “Certificates of Designations” and individually, a “Certificate of Designations”) in the form attached hereto as Exhibit A-2 (together with any convertible preferred shares issued in replacement thereof in accordance with the terms thereof, the “Series G Preferred Stock” and together with the Series F Preferred Stock, the “Preferred Stock”), which Preferred Stock shall be convertible into shares of Common Stock (such shares of Common Stock issuable pursuant to the terms of the applicable Certificate of Designations, including, without limitation, upon conversion or otherwise, collectively, the “New Conversion Shares”), in accordance with the terms of the applicable Certificate of Designations.

D. On the Closing Date, in reliance upon Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”), the exemption from securities registration afforded by 1933 Act and Rule 506(b) of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act, each Holder wishes to surrender for exchange, and the Company wishes to issue in exchange, upon the terms and conditions stated in this Agreement, (i) the Existing Notes in exchange for the aggregate number of shares of Series F Preferred Stock (the “Series F Preferred Shares”), identifying the serial designation of the Series F Preferred Stock, each as set forth on the applicable Holder Schedule, and (ii) the Existing Warrants in exchange for the aggregate number of shares of Series G Preferred Stock (the “Series G Preferred Shares” and together with the Series F Preferred Shares, the “Preferred Shares” and collectively with the New Conversion Shares, the “New Securities”), identifying the serial designation of the Series G Preferred Stock, each set forth on the applicable Holder Schedule.

E. Each of the Company and the Holder desire to effectuate such exchange on the basis and subject to the terms and conditions set forth in this Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and each Holder hereby agree as follows:

1.	EXCHANGE OF NOTES AND WARRANTS FOR PREFERRED SHARES.

(a) Exchange of Securities. On the Closing Date (as defined below), pursuant to Section 3(a)(9) of the 1933 Act, each Holder hereby agrees to convey, assign and transfer (i) the Existing Notes set forth on the applicable Holder Schedule (the “Exchange Notes”) to the Company in exchange for which the Company agrees to issue the aggregate number of Series F Preferred Shares set forth on such Holder Schedule and (ii) the Existing Warrants set forth on the applicable Holder Schedule (“Exchange Warrants”) to the Company in exchange for which the Company agrees to issue for the aggregate number of Series G Preferred Shares set forth on such Holder Schedule (the “Exchange”). As soon as commercially practicable following the Closing Date, each Holder shall deliver or cause to be delivered to the Company (or its assignee) the Exchange Notes and Exchange Warrants. Immediately following the delivery of the Preferred Shares to the Holders (or their respective assignees), each Holder hereby relinquishes all rights, title and interest in the Exchange Notes and Exchange Warrants (including any claims the Holder may have against the Company related thereto) and assigns the same to the Company and the Exchange Notes and Exchange Warrants shall be cancelled.

(b) The Closing. Subject to the conditions set forth in Sections 7 and 8 below, the Exchange shall take place via the electronic exchange of documents, securities and signatures, on the date hereof (or at such other time and place as the Company and the Holder mutually agree) (the “Closing” and such date, the “Closing Date”).

(c) Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any Securities to the Buyers made under this Agreement or the other Transaction Documents (as defined below).

(d) Legal Expenses. The Company shall reimburse the Holders’ reasonable and documented legal expenses, which obligation for reimbursement may be set-off, recouped or deducted from any amount payable now or in the future by the Holders to the Company.

(e) Other Documents. The Company and each Holders shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

(f) Consent; Waiver. Each Holder, severally, and not jointly, consents to the transactions contemplated hereby and, to the extent a Holder holds any other securities of the Company or otherwise is a party to an agreement with the Company that would prohibit the issuance of the New Securities hereunder, waives, solely with respect to the issuance of the New Securities hereunder, any term or condition that would otherwise prohibit the issuances of the New Securities in accordance herewith (which, for the avoidance, of doubt, shall not include any waiver of any term or conditions that would adjust any conversion price or exercise price of any security of such Holder, as applicable).

2.	AMENDMENTS

(a) Ratifications. Except as otherwise expressly provided herein, each Securities Purchase Agreement and each other Transaction Document (as defined in each Securities Purchase Agreement), is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects, except that on and after the Closing Date: (i) all references in a Securities Purchase Agreement to “this Agreement”, “hereto”, “hereof”, “hereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement, and (ii) all references in the other Transaction Documents, to the “Securities Purchase Agreement”, “thereto”, “thereof”, “thereunder” or words of like import referring to the Securities Purchase Agreement shall mean the Securities Purchase Agreement as amended by this Agreement.

(b) Amendments to Transaction Documents. On and after the Closing Date, each of the Transaction Documents (as defined in each Securities Purchase Agreement) are hereby amended as follows:

(i) The defined term “Notes” is hereby amended to include the “Preferred Shares” and, for the avoidance of doubt, including the applicable Certificate of Designations relating to such Preferred Shares.

(ii) The defined term “Conversion Shares” and “Warrant Shares” is hereby amended to include the “New Conversion Shares”.

(iii) The defined term “Amendment and Exchange Agreement” shall mean this Agreement.

(iv) The defined term “Transaction Documents” is hereby amended to include this Agreement.

3.	HOLDER’S REPRESENTATIONS AND WARRANTIES.

Each Holder, severally and not jointly, represents and warrants to the Company with respect to only itself that, as of the date hereof and as of the Closing Date:

(a) Organization; Authority. Such Holder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by the Exchange Documents (as defined below) to which it is a party and otherwise to carry out its obligations hereunder and thereunder. “Exchange Documents” means, collectively, this Agreement, the Certificates of Designations, the Registration Rights Agreements, as amended, and the Preferred Shares and each of the other agreements and instruments entered into or delivered by any of the parties hereto in connection with the transactions contemplated hereby and thereby, as may be amended from time to time.

(b) Ownership of Exchange Loans. As of the Closing Date, such Holder owns the Exchange Note and Exchange Warrants free and clear of any Liens (other than the obligations pursuant to this Agreement, the Exchange Documents and applicable securities laws).

(c) No Public Sale or Distribution. Such Holder (i) is acquiring, or will acquire, the Preferred Shares, and (ii) upon conversion of its Preferred Shares, will acquire the New Conversion Shares issuable upon conversion thereof, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof in violation of applicable securities laws, except pursuant to sales registered or exempted under the 1933 Act; provided, however, by making the representations herein, such Holder does not agree, or make any representation or warranty, to hold any of the New Securities for any minimum or other specific term and reserves the right to dispose of the New Securities at any time in accordance with or pursuant to a registration statement or an exemption under the 1933 Act. Such Holder does not presently have any agreement or understanding, directly or indirectly, with any Person (as defined below) to distribute any of the New Securities in violation of applicable securities laws.

(d) Accredited Investor Status. Such Holder is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D.

(e) Reliance on Exemptions. Such Holder understands that the New Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire the New Securities.

(f) No Consideration Paid. No commission or other remuneration has been paid by the Holder for soliciting the exchange of the Exchange Notes and Exchange Warrants for the Preferred Shares as contemplated hereby.

(g) Information. Such Holder and its advisors, if any, acknowledge that they have been furnished with or provided access via EDGAR to the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K as well as Registration Statements on Form S-1 or S-3 (including amendments thereto). Such Holder and its advisors, if any, have been afforded the opportunity to ask questions of, and receive answers from, the Company concerning the offer and sale of the New Securities and to obtain any additional information such Holder has requested which is necessary to verify the accuracy of the information furnished to such Holder concerning the Company and such offering. Such Holder understands that its investment in the New Securities involves a high degree of risk. Such Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the New Securities. Such Holder acknowledges that such Holder is basing its decision to invest in the New Securities solely upon the information contained in the Exchange Documents, the Company’s most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any other SEC Documents, and its own due diligence and, except as specifically set forth in this Agreement, has not based its investment decision upon any representations made by any Person (as defined below).

(h) No Governmental Review. Such Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the New Securities or the fairness or suitability of the investment in the New Securities nor have such authorities passed upon or endorsed the merits of the offering of the New Securities.

(i) Transfer or Resale. Such Holder understands, that except as provided in the Registration Rights Agreements and Section 5(f) hereof: (i) the New Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) such Holder shall have delivered to the Company (if requested by the Company) an opinion of counsel, reasonably acceptable to the Company, to such Holder, in a form reasonably acceptable to the Company, to the effect that such New Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) such Holder provides the Company with reasonable assurance that such New Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (“Rule 144”); (ii) any sale of the New Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the New Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the New Securities under the 1933 Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(j) Validity; Enforcement. The execution and delivery of the Exchange Documents and the consummation by such Holder of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of such Holder and no further consent or authorization of such Holder or its members is required. Each Transaction Document has been duly executed by such Holder and when delivered in accordance with terms hereof and thereof, constitutes the legal, valid and binding obligations of such Holder enforceable against such Holder in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(k) No Conflicts. The execution, delivery and performance by such Holder of this Agreement and the consummation by such Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of such Holder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Holder is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to such Holder, except in the case of clauses (ii) and (iii) above, for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of such Holder to perform its obligations hereunder.

(l) Experience of Holder. Such Holder has such knowledge, sophistication and experience in business and financial matter so as to be capable of evaluating the merits and risks of the prospective investment in the New Securities, and has so evaluated the merits and risks of such investment. Such Holder is able to bear the economic risk of an investment in the New Securities and, at the present time, is able to afford a complete loss of such investment.

(m) Foreign Corrupt Practices. Neither such Holder nor any of its subsidiaries or affiliates, nor, to the knowledge of such Holder, any director, officer, agent, employee, member or other Person acting on behalf of such Holder or any its subsidiaries or affiliates has, in the course of its actions for, or on behalf of, such Holder or any of its subsidiaries or affiliates (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any foreign or domestic government official or employee.

(n) General Solicitation. Such Holder is not purchasing the New Securities as a result of any advertisement, article, notice or other communication regarding the New Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or advertisement.

(o) Patriot Act Representations. Such Holder represents that all evidence of identity provided is genuine and all related information furnished is accurate.

(i) Such Holder hereby acknowledges that the Company seeks to comply with all applicable anti-money laundering laws and regulations. In furtherance of such efforts, such Holder hereby represents and agrees that: (A) no part of the funds used by such Holder to acquire the New Securities have been, or shall be, directly or indirectly derived from, or related to, any activity that may contravene federal, state, or international laws and regulations, including anti-money laundering laws and regulations; and (B) no payment to the Company by such Holder shall cause the Company to be in violation of any applicable anti-money laundering laws and regulations including without limitation, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Executive Order 13224 (2001) (the “Patriot Act”) issued by the President of the United States and the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”) regulations.

(ii) Such Holder represents and warrants that the amounts to be paid by such Holder to the Company will not be directly or indirectly derived from activities that may contravene federal, state or international laws and regulations, including anti-money laundering laws and regulations. Such Holder represents and warrants that, to the best of its knowledge, none of: (A) such Holder; (B) any Person controlling or controlled by such Holder; or (C) any Person having a beneficial interest in such Holder is (I) a country, territory, individual or entity named on a list maintained by OFAC, (II) a Person prohibited under the OFAC Programs, (III) a senior foreign political figure,1 or any immediate family member2 or close associate3 of a senior foreign political figure as such terms are defined in the footnotes below or (IV) a “foreign shell bank” within the meaning of the U.S. Bank Secrecy Act (31 U.S.C. §5311 et seq.), as amended (the “Bank Secrecy Act”) and the regulations promulgated thereunder by the U.S. Department of the Treasury.

(iii) Such Holder further represents and warrants that such Holder: (A) has conducted thorough due diligence with respect to all of its beneficial owners, (B) has established the identities of all beneficial owners and the source of each of the beneficial owner’s funds and (C) will retain evidence of any such identities, any such source of funds and any such due diligence.

(iv) Neither such Holder nor any Person directly or indirectly controlling, controlled by or under common control with such Holder is a person identified as a terrorist organization on any relevant lists maintained by governmental authorities.

[1]	A “senior foreign political figure” is defined as a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a “senior foreign political figure” includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure.
[2]	“Immediate family” of a senior foreign political figure typically includes the figure’s parents, siblings, spouse, children and in-laws.
[3]	A “close associate” of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the senior foreign political figure.

(v) Such Holder agrees to provide the Company all information that may be reasonably requested to comply with applicable laws and regulations of any applicable jurisdiction, or to respond to requests for information concerning the identity of such Holder from any governmental authority, self-regulatory organization or financial institution in connection with its anti-money laundering compliance procedures, or to update such information. Such Holder agrees to notify the Company promptly if there is any change with respect to the representations and warranties provided herein. Such Holder consents to the disclosure to regulators and law enforcement authorities by the Company and its affiliates and agents of any information about such Holder or its constituents as the Company reasonably deems necessary or appropriate to comply with applicable anti-money laundering, anti-terrorist and asset control laws, regulations, rules and orders.

4.	REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Holders the matters set forth in this Section 4. These representations and warranties are current as of the date of this Agreement, except to the extent that a representation or warranty expressly states that such representation or warranty is current only as of an earlier date. If any information is so reflected as of an earlier date, there have been no material changes since such date to the date hereof.

(a) Organization and Qualification. Each of the Company and each of its subsidiaries are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted. Each of the Company and each of its subsidiaries is duly qualified as a foreign entity to do business and is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.

(b) Authorization; Enforcement; Validity. The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and the other Exchange Documents and to issue the New Securities in accordance with the terms hereof and thereof. The execution and delivery of this Agreement and the other Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the reservation for issuance and issuance of the New Conversion Shares upon conversion of the Preferred Shares) have been (i) duly authorized by the Company’s board of directors and (ii) no further filing, consent or authorization is required by the Company, its board of directors or its shareholders or other governing body of the Company (other than the filing with the SEC of one or more Registration Statements (as defined in each Registration Rights Agreement) in accordance with the requirements of an applicable Registration Rights Agreement, a Form D with the SEC and any other filings as may be required by any state securities agencies, the filing of required notices and/or applications to the Principal Market for the issuance and sale of the New Securities, the filings required by Section 5(h) of this Agreement. This Agreement has been, and the other Exchange Documents will be prior to the Closing, duly executed and delivered by the Company, and each constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c) Issuance of New Securities. The issuance of the New Securities is duly authorized and, upon issuance in accordance with the terms of the Exchange Documents, will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof. As of each Closing, the Company shall have reserved from its duly authorized capital stock (i) the maximum number of Preferred Shares issuable upon exchange of the Existing Notes and Existing Warrants hereunder and (ii) not less than 250% of the maximum number of New Conversion Shares issuable upon conversion of the Preferred Shares (without taking into account any limitations on the conversion of the Preferred Shares set forth therein), provided that such amount shall not exceed the Company authorized shares of Common Stock as set forth in its Certificate of Incorporation. The issuance of the Preferred Shares is duly authorized, and upon the due execution, issuance and delivery, each Certificate of Designation will be valid and binding obligations of the Company enforceable against the Company in accordance with their terms. The issuance of the New Conversion Shares is duly authorized, and upon issuance in accordance with the Preferred Shares, the New Conversion Shares will be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, Liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Holders in this Agreement, the offer and issuance by the Company of the New Securities is exempt from registration under the 1933 Act. Upon issuance in accordance with the terms of the Exchange Documents, the Holders will have good and marketable title to the New Securities.

(d) No Conflicts. The execution, delivery and performance of the Exchange Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Preferred Shares and the New Conversion Shares, and the reservation for issuance of the New Conversion Shares), subject to the Required Approvals, will not (i) result in a violation of the Certificate of Incorporation of the Company or other organizational documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws or operating agreements of the Company or any of its subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including, without limitation, foreign, federal and state securities laws and regulations and the rules and regulations of the Principal Market) applicable to the Company or by which any property or asset of the Company is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Consents. Neither the Company nor any subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with any court, governmental agency or any regulatory or self-regulatory agency or any other Person (other than the filing with the SEC of one or more Registration Statements in accordance with the requirements of an applicable Registration Rights Agreement, a Form D with the SEC and other filings as may be required by any state securities agencies, the filing of required notice and/or application to the Principal Market for the issuance and sale of the New Securities or any consent required pursuant to the Purchase Agreements (collectively, the “Required Approvals”)), in order for it to execute, deliver or perform any of its respective obligations under, or contemplated by, the Exchange Documents, in each case, in accordance with the terms hereof or thereof, other than have already been waived in connection herewith. All consents, authorizations, orders, filings and registrations that the Company is required to obtain at or prior to the Closing have been obtained or effected on or prior to the Closing Date, and the Company is not aware of any facts or circumstances that might prevent the Company from obtaining or effecting any of the registration, application or filings contemplated by the Exchange Documents. Except as disclosed in the SEC Documents (as defined below), the Company is not in violation of the requirements of the Principal Market and has no knowledge of any facts or circumstances that could reasonably lead to suspension of the Common Stock in the foreseeable future. The Company has obtained approval of the Principal Market for listing or trading of Registrable New Securities that constitute Common Stock.

(f) Acknowledgment Regarding Holder’s Purchase of New Securities. The Company acknowledges and agrees that each Holder is acting solely in the capacity of an arm’s length purchaser with respect to the Exchange Documents and the transactions contemplated hereby and thereby and that such Holder is not (i) an officer or director of the Company, (ii) an affiliate (as defined in Rule 405 of the 1933 Act) of the Company (an “Affiliate”) or (iii) to its knowledge, a “beneficial owner” (as defined for purposes of Rule 13d-3 of the Exchange Act of 1934, as amended (the “1934 Act”) of more than 10% of the Common Stock. The Company further acknowledges that each Holder is not acting as a financial advisor or fiduciary of the Company or any of its subsidiaries (or in any similar capacity) with respect to the Exchange Documents and the transactions contemplated hereby and thereby, and any advice given by such Holder or any of its representatives or agents in connection with the Exchange Documents and the transactions contemplated hereby and thereby is merely incidental to such Holder’s purchase of the New Securities. The Company further represents to such Holder that the Company’s decision to enter into the Exchange Documents to which it is a party has been based solely on the independent evaluation by the Company and its representatives.

(g) No General Solicitation; Placement Agent’s Fees. None of the Company, any of its Affiliates, or any Person acting on behalf of the Company or any of its Affiliates, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the New Securities. The Company shall be responsible for the payment of any of its placement agent’s fees, financial advisory fees, or brokers’ commissions, relating to or arising out of the transactions contemplated hereby.

(h) No Integrated Offering. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on behalf of the Company or any of its Affiliates has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would require registration of the issuance of any of the New Securities under the 1933 Act, whether through integration with prior offerings or otherwise, or cause this offering of the New Securities to require approval of shareholders of the Company under any applicable shareholder approval provisions, including, without limitation, under the rules and regulations of any exchange or automated quotation system on which any of the securities of the Company are listed or designated for quotation. None of the Company, any of its Affiliates, or, to the knowledge of the Company, any Person acting on behalf of the Company or any of its Affiliates will take any action or steps that would require registration of the issuance of any of the New Securities under the 1933 Act or cause the offering of any of the New Securities to be integrated with other offerings of securities of the Company.

(i) Dilutive Effect. The Company understands and acknowledges that the number of New Conversion Shares may increase in certain circumstances. The Company further acknowledges that, except to the extent an issuance would exceed the beneficial ownership limitation contained in the Exchange Documents, its obligation to issue the New Conversion Shares upon conversion of Preferred Shares in accordance therewith and with this Agreement is absolute and unconditional, regardless of the dilutive effect that such issuance may have on the ownership interests of other shareholders of the Company.

(j) Application of Takeover Protections; Rights Agreement. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, interested shareholder, business combination, poison pill (including, without limitation, any distribution under a rights agreement), shareholder rights plan or other similar anti-takeover provision under the Certificate of Incorporation or other organizational documents of the Company or any of its Affiliates or the laws of the jurisdiction of its incorporation or otherwise which is or could become applicable to each Holder as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the New Securities and such Holder’s ownership of the New Securities. The Company and its board of directors have taken all necessary action, if any, in order to render inapplicable any shareholder rights plan or similar arrangement relating to accumulations of beneficial ownership of Common Stock or a change in control of the Company or any of its Affiliates.

(k) SEC Documents; Financial Statements. Except as disclosed in the SEC Documents, during the two (2) years prior to the date hereof, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the 1934 Act (all of the foregoing, as well as all registration statements under the 1933 Act, and all exhibits and appendices included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the financial statements of the Company included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude the footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate). No other information provided by or on behalf of the Company to each Holder which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein not misleading, in the light of the circumstance under which they are or were made.

(l) Absence of Certain Changes. Since the date of the Company’s most recent audited financial statements filed in an Annual Report on Form 10-K, except as disclosed in the SEC Documents filed subsequent to such Form 10-K, there has been no material adverse change and no material adverse development in the business, assets, liabilities, properties, operations (including results thereof), or condition (financial or otherwise) of the Company and its subsidiaries. Since the date of the Company’s most recent audited financial statements contained in a Form 10-K, neither the Company nor any of its subsidiaries has (i) declared or paid any dividends, (ii) sold any material assets outside of the ordinary course of business or (iii) made any material capital expenditures, individually or in the aggregate, outside of the ordinary course of business. Neither the Company nor any of its subsidiaries has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up. Neither the Company nor any of its subsidiaries has any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company is not, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent (as defined below). The Company has not engaged in any business or in any transaction, and is not about to engage in any business or in any transaction, for which the Company’s remaining assets constitute unreasonably small capital.

(m) No Undisclosed Events, Liabilities, Developments or Circumstances. Except as disclosed in the SEC Documents, no event, liability, development or circumstance has occurred or exists, or is reasonably expected to occur or exist with respect to the Company or any of its subsidiaries or any of their respective businesses, properties, liabilities, prospects, operations (including results thereof) or condition (financial or otherwise) that would have a Material Adverse Effect on the Company.

(n) Conduct of Business; Regulatory Permits. Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its organizational documents including its Certificate of Incorporation, any other organizational charter, any certificate of designation, preferences or rights of any outstanding series of preferred stock of the Company or any of its subsidiaries, respectively. Neither the Company nor any of its subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or any of its subsidiaries, and the Company will not conduct its business in violation of any of the foregoing, except in all cases for possible violations which could not, individually or in the aggregate, have a Material Adverse Effect. Without limiting the generality of the foregoing, except as disclosed in the SEC Documents, the Company is not in violation of any of the rules, regulations or requirements of the Principal Market and, except for potential failure to comply with Nasdaq Listing Rule 5810(c)(3)(A) regarding failure to meet the continued listing requirement for minimum bid price, has no knowledge of any facts or circumstances that could reasonably lead to suspension of the Common Stock by the Principal Market in the foreseeable future. Since January 1, 2023, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) except as disclosed in the SEC Documents, the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension of the Common Stock from the Principal Market. The Company and each of its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their businesses, except where the failure to possess such certificates, authorizations or permits would not have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(o) Foreign Corrupt Practices. Neither the Company nor any of its subsidiaries nor to the knowledge of the Company, any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries (as applicable) has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(p) Sarbanes-Oxley Act. Except as set forth in the SEC Documents, the Company and each of its subsidiaries is in material compliance with all applicable requirements of the Sarbanes-Oxley Act of 2002 and all applicable rules and regulations promulgated by the SEC thereunder.

(q) Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the officers, directors, employees or Affiliates of the Company is presently a party to any transaction with the Company (other than for ordinary course services as employees, officers or directors and immaterial transactions), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee or Affiliate or, to the knowledge of the Company, any corporation, partnership, trust or other Person in which any such officer, director, employee or Affiliate has a substantial interest or is an employee, officer, director, trustee or partner.

(r) Equity Capitalization. As of the date hereof, the authorized capital stock of the Company consists solely of (i) 5,000,000,000 shares of Common Stock, of which 383,050,121 are issued and outstanding and 2,251,689,5094 are reserved for issuance pursuant to Convertible Securities (as defined below) and/or an Approved Share Plan; and (ii) 500,000,000 shares of Preferred Stock, of which (A) 200,000 are designated as Series A Preferred Stock, of which 648 shares are issued and outstanding, (B) 50,000 are designated as Series A-1 Preferred Stock, of which none are issued and outstanding, (C) 12,000,000 are designated as Series B Preferred Stock, of which none are issued and outstanding, (D) 40,000,000 are designated as Series C Preferred Stock, of which 458 shares are issued and outstanding, (E) 437,500,001 are designated as Series D Preferred Stock, of which 363,097 shares are issued and outstanding and (F) 76,950 are designated as Series E Preferred Stock, of which none are issued and outstanding. No shares of Common Stock are held in treasury. All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued, fully paid and non-assessable. Except as disclosed in the SEC Documents: (i) to the Company’s knowledge, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all Convertible Securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% shareholder for purposes of federal securities laws); (ii) the Company’s capital stock is not subject to preemptive rights or any other similar rights or any Liens; (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, respectively (other than as may be issued from time to time under any equity incentive plan maintained); (iv) except for Existing Notes issued since the filing date of the Company’s quarterly report on Form 10-Q, there are no outstanding debt securities, convertible notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (v) there are no financing statements securing obligations in any amounts filed in connection with the Company or any of its subsidiaries; (vi) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the 1933 Act; (vii) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (viii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the New Securities; (ix) neither the Company nor any of its subsidiaries has stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. The SEC Documents contain true, correct and complete copies of the Company’s Certificate of Incorporation, as amended and as in effect on the date, and the terms of all securities convertible into, or exercisable or exchangeable for, shares of Common Stock and the material rights of the holders thereof.

(s) Indebtedness and Other Contracts. Except as disclosed in the SEC Documents, each of the Company and its subsidiaries (i) does not have any material outstanding Indebtedness, Indebtedness secured by any Lien on any assets of the Company or any of its Subsidiaries or other material debt obligations, except for the Existing Notes, (ii) is not a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is not in violation of any term of, or in default under, any contract, agreement or instrument relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, and (iv) is not a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect. The Company has no current intention or expectation to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction.

[4]	Includes 250% of shares issuable upon conversion and cash exercise of outstanding notes and warrants, respectively.

(t) Absence of Litigation. Except as disclosed in the SEC Documents, there is no action, suit, proceeding, inquiry or investigation before or by the Principal Market, any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries, the Common Stock or any of the Company’s or its subsidiaries’ executive officers or directors which would be reasonably likely to adversely affect the transactions contemplated by this Agreement or would require disclosure in the SEC Documents. There has not been, and to the knowledge of the Company, there is not pending or contemplated, any investigation by the SEC involving the Company, any of its subsidiaries or any current or former director or officer of the Company or any of its subsidiaries. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1933 Act or the 1934 Act.

(u) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company and its subsidiaries are engaged. The Company has no reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(v) Employee Relations. Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement nor does it employ any member of a union. No executive officer (as defined in Rule 501(f) promulgated under the 1933 Act) or other key employee of the Company or any of its subsidiaries has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary. To the knowledge of the Company, no executive officer or other key employee of the Company or any of its subsidiaries is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer or other key employee (as the case may be) does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters. The Company and its subsidiaries are in compliance with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(w) Title. The Company and its subsidiaries have good and marketable title to (i) all real property owned by it and (ii) all personal property, owned by them which is material to the business of the Company and its subsidiaries, in each case, free and clear of all Liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries. Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company or any of its subsidiaries.

(x) Intellectual Property Rights. The Company and its subsidiaries own or possess adequate rights or licenses to use all material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, original works, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights and all applications and registrations therefor (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted and as presently proposed to be conducted. Except as disclosed in the SEC Documents, none of the Company’s or its subsidiaries’ Intellectual Property Rights have expired, terminated or been abandoned, or are expected to expire, terminate or be abandoned, within three years from the date of this Agreement, which could reasonably be expected to result in a Material Adverse Effect. The Company has no knowledge of any material infringement by the Company or any of its subsidiaries of Intellectual Property Rights of others, except as disclosed in the SEC Documents. There is no claim, action or proceeding being made or brought, or to the knowledge of the Company or any of its subsidiaries, being threatened, against the Company or any of its subsidiaries regarding their Intellectual Property Rights and which would reasonably be expected to have a Material Adverse Effect, except as disclosed in the SEC Documents. The Company is not aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings. The Company and each of its subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to take such measures would not, either individually or in the aggregate, reasonably be expected to materially affect the value of their respective Intellectual Property Rights.

(y) Environmental Laws. The Company and its subsidiaries (i) are in compliance with all Environmental Laws, (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval where, in each of the foregoing clauses (i), (ii) and (iii), the failure to so comply could be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect.

(z) Subsidiary Rights. Except as disclosed in SEC Documents, the Company and its subsidiaries has unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(aa) Tax Status. Each of the Company and its subsidiaries (i) has timely made or filed all material foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has timely paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply and except in each case where the failure to file, pay or set aside could not be reasonably expected to have a Material Adverse Effect. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction to which Company and its subsidiaries are subject. The Company is not operated in such a manner as to qualify as a passive foreign investment company, as defined in Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(bb) Internal Accounting and Disclosure Controls. Except as disclosed in the SEC Documents, the Company and each of its subsidiaries maintains internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the 1934 Act) that is effective to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference. Except as disclosed in the SEC Documents, the Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the 1934 Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure. Except as disclosed in the SEC Documents, neither the Company nor any of its subsidiaries has received any notice or correspondence from any accountant or other Person relating to any potential material weakness or significant deficiency in any part of the internal controls over financial reporting of the Company or any of its subsidiaries. There are no material disagreements presently existing, or reasonably anticipated by the Company to arise, between the accountants and lawyers formerly or presently employed by the Company.

(cc) Off Balance Sheet Arrangements. There is no transaction, arrangement, or other relationship between the Company or any of its subsidiaries and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in the SEC Documents and is not so disclosed or that otherwise could be reasonably likely to have a Material Adverse Effect.

(dd) Investment Company Status. The Company is not, and upon consummation of the sale of the New Securities will not be, an “investment company,” an affiliate of an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(ee) Manipulation of Price. The Company has not, and, to the knowledge of the Company, no Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the New Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the New Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(ff) U.S. Real Property Holding Corporation. Neither the Company nor any of its subsidiaries is or has ever been, and so long as any of the New Securities are held by any Holder, shall not become, a U.S. real property holding corporation within the meaning of Section 897 of the Internal Revenue Code of 1986, as amended, and the Company and each subsidiary shall so certify upon any Holder’s request.

(gg) No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the 1933 Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the 1933 Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

(hh) Transfer Taxes. On the Closing Date, all stock transfer or other similar taxes (other than income or similar taxes) which are required by law to be paid in connection with the issuance, sale and transfer of the New Securities to be sold to Holder hereunder will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes directly in relation to such stock transfer will be or will have been complied with.

(ii) Fixtures and Equipment. Except as disclosed in SEC Documents, each of the Company and its subsidiaries (as applicable) has good title to, or a valid leasehold interest in, the tangible personal property, equipment, improvements, fixtures, and other personal property and appurtenances that are used by the Company or its subsidiary in connection with the conduct of its business (the “Fixtures and Equipment”). The Fixtures and Equipment are structurally sound, are in good operating condition and repair, are adequate for the uses to which they are being put, are not in need of maintenance or repairs except for ordinary, routine maintenance and repairs and are sufficient for the conduct of the Company’s and/or its subsidiaries’ businesses (as applicable) in the manner as conducted prior to the Closing. Except as disclosed in SEC Documents, each of the Company and its Subsidiaries owns all of its Fixtures and Equipment free and clear of all Encumbrances except for (i) Liens for current taxes not yet due and (ii) zoning laws and other land use restrictions that do not impair the present or anticipated use of the property subject thereto.

(jj) Illegal or Unauthorized Payments; Political Contributions. Neither the Company nor any of its subsidiaries nor, to the best of the Company’s knowledge (after reasonable inquiry of its executive officers and directors), any of the officers, directors, employees, agents or other representatives of the Company or any of its subsidiaries or any other business entity or enterprise with which the Company or any of its subsidiaries is or has been affiliated or associated, has, directly or indirectly, made or authorized any payment, contribution or gift of money, property, or services, whether or not in contravention of applicable law, (i) as a kickback or bribe to any Person or (ii) to any political organization, or the holder of or any aspirant to any elective or appointive public office except for personal political contributions not involving the direct or indirect use of funds of the Company or any of its subsidiaries.

(kk) Money Laundering. The Company and its subsidiaries are in compliance with, and have not previously violated, the USA Patriot Act of 2001 and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, without limitation, the laws, regulations and Executive Orders and sanctions programs administered by the U.S. Office of Foreign Assets Control, including, without limitation, (i) Executive Order 13224 of September 23, 2001 entitled, “Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism” (66 Fed. Reg. 49079 (2001)); and (ii) any regulations contained in 31 CFR, Subtitle B, Chapter V.

(ll) Registration Rights. Except as disclosed in the SEC Documents, no holder of securities of the Company has rights to the registration of any securities of the Company because of the filing of the Registration Statement or the issuance of the New Securities hereunder that could expose the Company to material liability or any Holder to any liability or that could impair the Company’s ability to consummate the issuance and sale of the New Securities in the manner, and at the times, contemplated hereby, which rights have not been waived by the holder thereof as of the date hereof.

(mm) Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided any Holder or their agents or counsel with any information that constitutes or could reasonably be expected to constitute material, non-public information concerning the Company or any of its subsidiaries, other than the existence of the transactions contemplated by this Agreement and the other Exchange Documents. The Company understands and confirms that Holders will rely on the foregoing representations in effecting transactions in securities of the Company. All disclosure provided to any Holder regarding the Company, its subsidiaries, their respective businesses and the transactions contemplated hereby, including the schedules to this Agreement, furnished by or on behalf of the Company or any of its subsidiaries is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. Each press release issued by the Company during the twelve (12) months preceding the date of this Agreement did not at the time of release contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading. No event or circumstance has occurred or information exists with respect to the Company or any of its subsidiaries or their respective businesses, properties, liabilities, prospects, operations (including results thereof) or conditions (financial or otherwise), which, under applicable law, rule or regulation, requires public disclosure at or before the date hereof or announcement by the Company but which has not been so publicly disclosed. The Company acknowledges and agrees that each Holder makes no and has not made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3.

(nn) Securities Law Exemptions. Assuming the accuracy of the representations and warranties of each Holder contained herein, the offer and issuance by the Company of the Preferred Shares in exchange for the Exchange Note and Exchange Warrants is exempt from registration under the 1933 Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws. Assuming the accuracy of the representations and warranties of each Holder contained herein, the offer and issuance by the Company of the New Conversion Shares in exchange for the Preferred Shares will be exempt from registration under the 1933 Act, pursuant to the exemption provided by Section 3(a)(9) thereof, and applicable state securities laws.

(oo) Holding Period. For the purposes of Rule 144(d)(1), each Exchange Note or Exchange Warrant, as applicable, was acquired on the issuance date of such Exchange Note or Exchange Warrant as provided on the Holder Schedule (as applicable, the “Original Issuance Date”). For the purposes of Rule 144(d)(3), the Preferred Shares (and, upon conversion of the Preferred Shares, the New Conversion Shares) shall be deemed to have been acquired on the Original Issuance Date of the applicable Exchange Note or Exchange Warrant that was exchanged for such Preferred Shares pursuant to this Agreement.

(pp) Stockholder Approval. The Company has taken all action necessary, including obtaining the approval of its stockholders, such that the issuance of Common Stock pursuant to this Agreement shall comply with Nasdaq Listing Rule 5635(d).

(qq) Stockholders’ Equity. Upon issuance of the Preferred Shares, the Company’s stockholders’ equity, as that term is used in Nasdaq Listing Rule 5550(b)(1), shall increase by the approximate aggregate Stated Value (as defined in the Certificates of Designations) of the Preferred Shares.

(rr) No Consideration Paid. No commission or other remuneration has been paid by Company for soliciting the exchange of the Exchange Note and Exchange Warrants for the Preferred Shares as contemplated hereby.

5.	COVENANTS.

(a) Form D and Blue Sky. The Company shall file a Form D with respect to the New Securities as required under Regulation D and provide a copy thereof to each Holder promptly after filing. The Company shall, on or before the Closing Date, take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to, qualify the New Securities for sale to each Holder at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification), and shall provide confirmation of any such action, if applicable, so taken to such Holder on or prior to such Closing Date. Without limiting any other obligation of the Company under this Agreement, the Company shall timely make all filings and reports relating to the offer and sale of the New Securities required under all applicable securities laws (including, without limitation, all applicable federal securities laws and all applicable “Blue Sky” laws), and the Company shall comply with all applicable federal, foreign, state and local laws, statutes, rules, regulations and the like relating to the offering and sale of the New Securities to such Holder

(b) Reporting Status. Until the date on which the Holders shall have sold all of the Registrable Securities (the “Reporting Period”), the Company shall file all reports required to be filed with the SEC pursuant to the 1934 Act, and the Company shall not terminate its status as an issuer required to file reports under the 1934 Act even if the 1934 Act or the rules and regulations thereunder would no longer require or otherwise permit such termination.

(c) Financial Information. The Company agrees to send the following to each Holder during the Reporting Period unless the following are filed with the SEC through EDGAR and are available to the public through the EDGAR system, (i) within one (1) Business Day after the filing thereof with the SEC, a copy of its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, any interim reports or any consolidated balance sheets, income statements, shareholders’ equity statements and/or cash flow statements for any period other than annual, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the 1933 Act, (ii) on the same day as the release thereof, facsimile copies of all press releases issued by the Company and (iii) copies of any notices and other information made available or given to the shareholders of the Company generally, contemporaneously with the making available or giving thereof to the shareholders.

(d) Listing. The Company shall use its commercially reasonable efforts to promptly secure the listing or designation for quotation (as the case may be) of all of the Registrable Securities consisting of Common Stock upon each trading market and national securities exchange and automated quotation system, if any, upon which the Common Stock is then listed or designated for quotation (as the case may be) so that all such Registrable Securities consisting of Common Stock may be traded on the foregoing, subject to official notice of issuance, but in no event later than the Closing Date, and shall maintain such listing or designation for quotation (as the case may be) of all Registrable Securities from time to time issuable under the terms of the Transaction Documents on such national securities exchange or automated quotation system. The Company shall use its commercially reasonable efforts to maintain the Common Stock listing or designation for quotation (as the case may be) on the Principal Market, The New York Stock Exchange, the NYSE Amex, the Nasdaq Global Select Market or the Nasdaq Global Market (each, an “Eligible Market”). The Company shall not take any action which could be reasonably expected to result in the delisting or suspension of the Common Stock on an Eligible Market. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6(d).

(e) Fees. The Company shall be responsible for the payment of any placement agent’s fees, financial advisory fees, transfer agent fees, DTC fees or broker’s commissions, relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold each Holder harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out-of-pocket expenses) arising in connection with any claim relating to any such payment. Except as otherwise set forth in the Transaction Documents, each party to this Agreement shall bear its own expenses in connection with the sale of the New Securities to each Holder.

(f) Pledge of Securities. Notwithstanding anything to the contrary contained in this Agreement, the Company acknowledges and agrees that the New Securities may be pledged by each Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the New Securities. The pledge of New Securities shall not be deemed to be a transfer, sale or assignment of the New Securities hereunder, and each Holder effecting a pledge of New Securities shall not be required to provide the Company with any notice thereof or otherwise make any delivery to the Company pursuant to this Agreement or any other Exchange Document. At each Holder’s expense, the Company hereby agrees to execute and deliver such documentation as a pledgee of the New Securities may reasonably request in connection with a pledge of the New Securities to such pledgee by each Holder provided that the Company shall be under no obligation to deliver any legal opinion required in connection therewith unless required by the Company’s transfer agent to be issued by the Company’s legal counsel.

(g) Disclosure of Transactions and Other Material Information. The Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attach all the material Transaction Documents (including, without limitation, this Agreement and the form of the Warrants) (including all attachments, the “Form 8-K Filing”). From and after the date of the Form 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to each Holder by the Company, or any of its officers, directors, employees or agents in connection with the transactions contemplated by the Exchange Documents. The Company shall not, and the Company shall cause each of its officers, directors, employees and agents not to, provide each Holder with any material, non-public information regarding the Company from and after the date of the Form 8-K Filing without the express prior written consent of such Holder. Subject to the foregoing, neither the Company nor any Holder shall issue any press releases or any other public statements with respect to the transactions contemplated hereby; provided, however, the Company shall be entitled, without the prior approval of each Holder, to make any press release or other public disclosure with respect to such transactions (i) in substantial conformity with the Form 8-K Filing and contemporaneously therewith and (ii) as is required by applicable law and regulations (provided that in the case of clause (i) such Holder shall be consulted by the Company in connection with any such press release or other public disclosure prior to its release). Without the prior written consent of each Holder, the Company shall not (and shall cause each of its affiliates to not) disclose the name of such Holder in any filing (other than the Form 8-K Filing or any filing that incorporates language from the Form 8-K Filing and other than the Registration Statement and other than as required by applicable law or rules and regulations), announcement, release or otherwise. Notwithstanding anything contained in this Agreement to the contrary and without implication that the contrary would otherwise be true, the Company expressly acknowledges and agrees that each Holder has not had, and such Holder shall not have (unless expressly agreed to by such Holder after the date hereof in a written definitive and binding agreement executed by the Company and such Holder), any duty of confidentiality with respect to, or a duty not to trade on the basis of, any information regarding the Company or any of its subsidiaries (as applicable) that such Holder receives from the Company, any of its subsidiaries or any of its or its officers, directors, employees, shareholders or agents.

(h) Additional Registration Statements. Except with respect to any registration statement registering shares of Common Stock by the Company issuable upon conversion or exercise of Convertible Securities issued pursuant to the Securities Purchase Agreements, until the Applicable Date (as defined below), the Company shall not file a registration statement under the 1933 Act relating to securities that are not the Registrable Securities. “Applicable Date” means the 30th day anniversary of the first date on which the resale by the Holders of all Registrable Securities is covered by one or more effective Registration Statements (as defined in each Registration Rights Agreement) (and each prospectus contained therein is available for use on such date). Notwithstanding the foregoing, this Section 5(h) shall be of no further force or effect in the event that the failure to register the Registrable Securities is primarily due to information related to any Holder and/or actions or events within the reasonable control of any Holder.

(i) Additional Issuance of Securities. The Company agrees that as long as any of the Preferred Shares remain outstanding, the Company shall not directly or indirectly issue, offer, sell, grant any option or right to purchase, or otherwise dispose of (or announce any issuance, offer, sale, grant of any option or right to purchase or other disposition of) any equity security or any equity-linked or related security (including, without limitation, any “equity security” (as that term is defined under Rule 405 promulgated under the 1933 Act), any Convertible Securities, debt (with or related to equity), any preferred stock or any purchase rights) (“Additional Issuance”). Notwithstanding the foregoing, this Section 5(i) shall not apply in respect of the following: (i) issuances pursuant to acquisitions, joint ventures, license arrangements, leasing arrangements and similar transaction arrangements; (ii) an issuance of shares of Common Stock issued upon the conversion or exercise of Convertible Securities issued prior to the date hereof or Convertible Securities that may be issued pursuant to an agreement in effect as of the date hereof; provided that definitive terms of such Convertible Securities (whether such Convertible Securities have been issued or will be issued) have been disclosed in the SEC Documents; and, provided further that the conversion or exercise (as the case may be) of any such Convertible Security is made solely pursuant to the conversion or exercise (as the case may be) provisions of such Convertible Security that were in effect (or disclosed in the SEC Documents) on the date immediately prior to the date of this Agreement, the conversion or exercise price of any such Convertible Securities is not lowered, none of such Convertible Securities are (nor is any provision of any such Convertible Securities) amended or waived in any manner (whether by the Company or the holder thereof) to increase the number of shares issuable thereunder and none of the terms or conditions of any such Convertible Securities are otherwise materially changed or waived (whether by the Company or the holder thereof) in any manner that adversely affects any Holder; (iii) the issuance of securities to employees, directors and other third parties under an Approved Share Plan; provided that provisions of such Approved Share Plan that were in effect on the date immediately prior to the date of this Agreement, remain in effect without amendment in any manner that adversely affects any Holder, including any amendment to increase the number of shares issuable thereunder, and (iv) the issuance of the Preferred Shares and the New Conversion Shares.

(j) Reservation of Shares. As long as any of the Preferred Shares remain outstanding, the Company shall take all action necessary to at all times have authorized and reserved for the purpose of issuance, no less than 250% of the shares of Common Stock issuable upon conversion of the Preferred Shares (Preferred Shares are converted in full and without regard to any limitations on the conversion of the Preferred Shares set forth in the applicable Certificate of Designations).

(k) Conduct of Business. The business of the Company shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(l) Passive Foreign Investment Company. The Company shall conduct its business in such a manner as will ensure that the Company will not be deemed to constitute a passive foreign investment company within the meaning of Section 1297 of the U.S. Internal Revenue Code of 1986, as amended.

(m) Corporate Existence. So long as any Holder owns any Preferred Shares, the Company shall not be party to any Fundamental Transaction (as defined in the Certificates of Designation) unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Preferred Shares.

(n) Due Diligence. Each Holder shall have the right, from time to time as such Holder may reasonably deem appropriate, to perform reasonable due diligence on the Company during normal business hours and subject to reasonable prior notice to the Company. The Company and its officers and employees shall provide information (“Confidential Information”) and reasonably cooperate with such Holder in connection with such Holder’s due diligence; provided, however, that at no time is the Company required or permitted to disclose material nonpublic information to such Holder or breach any obligation of confidentiality or non-disclosure to a third party or make any disclosure that could cause a waiver of attorney-client privilege. Except as may be required by law, court order or governmental authority, each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information of such other party for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. In the event a party is required by law, court order or governmental authority to disclose the Confidential Information of the other party, such party shall give the other party written notice of the information to be disclosed as far in advance of its disclosure as practicable and shall reasonably cooperate with the other party’s efforts, and use its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such information. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party.

(o) Holding Period. For the purposes of Rule 144(d)(1), the Company acknowledges that each Exchange Note or Exchange Warrant, as applicable, was acquired on the Original Issuance Date of such Exchange Note or Exchange Warrant. For the purposes of Rule 144(d)(3), the Company acknowledges that the Preferred Shares (and, upon conversion of the Preferred Shares, the New Conversion Shares) shall be deemed to have been acquired on the Original Issuance Date of the applicable Exchange Note or Exchange Warrant that was exchanged for such Preferred Shares pursuant to this Agreement. The Company agrees not to take a position contrary to this Section 5(o).

(p) No Preferred Stock or Indebtedness. While the Preferred Shares remain outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of each of a majority of the then outstanding Preferred Shares, authorize or issue, or obligate itself to issue, any equity security (including any other security convertible into or exercisable for any such equity security) having a preference over or parity with the Preferred Shares with respect to dividends, liquidation or redemption or having a preference over the Common Stock with respect to dividends, liquidation or redemption. The Company shall not, and the Company shall cause each of its Subsidiaries to not, directly or indirectly, incur any Indebtedness of the Company or any of the Subsidiaries.

6.	REGISTER; TRANSFER AGENT INSTRUCTIONS; LEGEND.

(a) Register. The Company shall maintain at its principal executive offices (or such other office or agency of the Company as it may designate by notice to each holder of New Securities), a register for the Preferred Shares in which the Company shall record the name and address of the Person in whose name the Preferred Shares have been issued (including the name and address of each transferee) reflecting the number of Preferred Shares held by such Person. The Company shall keep the register open and available at all times during business hours for inspection by each Holder or its legal representatives.

(b) Transfer Agent Instructions. The Company shall issue irrevocable instructions to its transfer agent and any subsequent transfer agent in a form acceptable to each Holder to issue certificates or credit shares to the applicable balance accounts at The Depository Trust Company (“DTC”), registered in the name of such Holder or its respective nominee(s), for the New Conversion Shares in such amounts as specified from time to time by such Holder to the Company, and confirmed by the Company, upon the conversion of the Preferred Shares. The Company represents and warrants that no instruction other than such irrevocable transfer agent instructions referred to in this Section 6(b), and stop transfer instructions to give effect to Section 3(i) hereof, will be given by the Company to its transfer agent with respect to the New Securities, and that the New Securities shall otherwise be freely transferable on the books and records of the Company, as applicable, to the extent provided in this Agreement and the other Exchange Documents. If any Holder effects a sale, assignment or transfer of the New Securities in accordance with Section 3(i), the Company shall permit the transfer and shall promptly instruct its transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by such Holder to effect such sale, transfer or assignment. In the event that such sale, assignment or transfer involves New Conversion Shares sold, assigned or transferred pursuant to an effective registration statement or in compliance with Rule 144 or another exemption from registration, the transfer agent shall issue such shares to such Holder, assignee or transferee (as the case may be) without any restrictive legend in accordance with Section 6(d) below. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to each Holder. Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 6(b) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 6(b), that each Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required. The Company shall cause its counsel to issue the legal opinion referred to in the irrevocable transfer agent instructions to the Company’s transfer agent on the Closing Date (as defined in each Registration Rights Agreement). Any fees (with respect to the transfer agent, counsel to the Company or otherwise) associated with the issuance of such opinion or the removal of any legends on any of the New Securities shall be borne by the Company.

(c) Legends. Each Holder understands that the New Securities have been issued (or will be issued in the case of the New Conversion Shares) pursuant to an exemption from registration or qualification under the Securities Act and applicable state securities laws, and except as set forth below, the New Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

(d) Removal of Legends. Certificates and/or book entries evidencing New Securities shall not be required to contain the legend set forth in Section 6(c) above or any other legend (i) while a registration statement (including a Registration Statement) covering the resale of such New Securities is effective under the 1933 Act (provided that each Holder provides the Company with any certificates from such Holder or its broker reasonably required by the Company’s transfer agent), (ii) following any sale of such New Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company) or a registration statement, (iii) if such New Securities are eligible to be sold, assigned or transferred under Rule 144 without current public information being available and without volume and manner of sale limitations (provided that each Holder provides the Company with reasonable assurances that such New Securities are eligible for sale, assignment or transfer under Rule 144, which shall not include an opinion of counsel, but which may include any certificates from such Holder or its broker reasonably required by the Company’s transfer agent), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that each Holder provides the Company with an opinion of counsel to such Holder from reputable counsel to the effect that such sale, assignment or transfer of the New Securities may be made without registration under the applicable requirements of the 1933 Act or (v) if such legend is not required under applicable requirements of the 1933 Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC). If a legend is not required pursuant to the foregoing, the Company shall no later than one (1) Trading Day following the delivery by any Holder to the Company or the transfer agent (with notice to the Company) of a legended certificate representing such New Securities (endorsed or with stock powers attached, signatures guaranteed, and otherwise in form necessary to affect the reissuance and/or transfer, if applicable), together with any other deliveries from such Holder as may be required above in this Section 6(d), as directed by such Holder, credit the aggregate number of shares of Common Stock to which each Holder shall be entitled to such Holder’s or its designee’s balance account with DTC through its Deposit/Withdrawal at Custodian system (the date by which such credit is so required to be made to the balance account of such Holder’s or Holder’s nominee with DTC is referred to herein as the “Required Delivery Date”).

(e) Failure to Timely Deliver; Buy-In. If the Company fails to issue and credit the balance account of such Holder’s or Holder’s nominee with DTC for such number of New Securities so delivered to the Company by the Required Delivery Date, then, in addition to all other remedies available to such Holder, at the sole discretion of such Holder, the Company shall pay in cash to such Holder on each Trading Day after the Required Delivery Date that the issuance or credit of such shares is not timely effected an amount equal to 1% of the product of (A) the number of shares of Common Stock not so delivered or credited (as the case may be) to such Holder or Holder’s nominee multiplied by (B) the Closing Sale Price of the Common Stock on the Trading Day immediately preceding the Required Delivery Date.

(f) Manner of Sale. Each Holder, severally and not jointly with the other Holders, agrees with the Company that such Holder will sell any New Securities pursuant to either the registration requirements of the 1933 Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and acknowledges that the removal of the restrictive legend from certificates representing New Securities as set forth in this Section 6 is predicated upon the Company’s reliance upon this understanding.

7.	CONDITIONS TO THE COMPANY’S OBLIGATION TO EXCHANGE.

(a) The obligation of the Company hereunder to issue Preferred Shares in exchange for the Exchange Notes and Exchange Warrants with each Holder at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Holder with prior written notice thereof:

(i) Each Holder shall have executed each of the other Exchange Documents to which it is a party and delivered the same to the Company.

(ii) Each Holder shall have surrendered to the Company all of its Exchange Notes and Exchange Warrants for the Preferred Shares at the Closing.

(iii) The representations and warranties of each Holder shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date), and such Holder shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Holder at or prior to the Closing Date.

8.	CONDITIONS TO EACH HOLDER’S OBLIGATION TO EXCHANGE.

(a) The obligation of each Holder hereunder to exchange its Exchange Notes and Exchange Warrants for the Preferred Shares at the Closing is subject to the satisfaction, at or before the Closing Date and in respect of each such Closing Date, of each of the following conditions, provided that these conditions are for each Holder’s sole benefit and may be waived by such Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered to each Holder each of the Exchange Documents to which the Company is a party and the Company shall have duly executed and delivered to such Holder the Preferred Shares as is set forth on the applicable Holder Schedule and the Company shall have complied in all material respects with all obligations under this Agreement and the other Exchange Documents.

(ii) Each and every representation and warranty of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date as though originally made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct in all material respects as of such date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required to be performed, satisfied or complied with by the Company at or prior to the Closing Date. Each Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, (i) to the foregoing effect and (ii) verifying the accuracy of Section 8(ii) herein.

(iii) The Common Stock (A) shall be designated for quotation on the Principal Market; (B) shall not have been suspended, as of the Closing Date, by the SEC or the Principal Market from trading on the Principal Market; and (C) except as disclosed in the SEC Documents, the Company is in compliance with all requirements in order to maintain quotation on the Principal Market (including reporting requirements under the 1934 Act).

(iv) All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC pursuant to the reporting requirements of the 1934 Act, including all material required to have been filed pursuant to Section 13(a) or 15(d) of the 1934 Act, shall have been filed with the SEC under the 1934 Act.

(v) The Company shall have obtained all governmental, regulatory or third party consents and approvals, if any, necessary for the sale of the New Securities, including without limitation, those required by the Principal Market.

(vi) No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by the Exchange Documents, and no actions, suits or proceedings shall be pending by any governmental authority that seeks to enjoin, prohibit or otherwise adversely affect any of the transactions contemplated by the Exchange Documents.

(vii) Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably would have or result in a Material Adverse Effect and the Company has not filed for nor is it subject to any bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings for relief under any bankruptcy law or any law for the relief of debtors instituted by or against the Company.

(viii) The Company shall have delivered to each Holder such other documents, instruments or certificates relating to the transactions contemplated by this Agreement reasonably required to consummate the transactions contemplated hereby.

9.	TERMINATION.

In the event that any condition in Section 9 has not been met or the Closing has not occurred for a period of ten (10) Business Days or longer, then each Holder shall have the right to terminate its obligations under this Agreement at any time on or after the close of business on such date without liability to any other party; provided, however, that the right to terminate this Agreement under this Section 9 shall not be available to such Holder if the failure of the transactions contemplated by this Agreement to have been consummated by such date is the result of such Holder’s breach of this Agreement. Notwithstanding anything to the contrary above, nothing contained in this Section 9 shall be deemed to release any party hereto from any liability for any breach by such party of the terms and provisions of this Agreement or the other Exchange Documents or to impair the right of any party hereto to compel specific performance by any other party of its obligations under this Agreement or the other Exchange Documents.

10.	MISCELLANEOUS.

(a) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under any of the other Transaction Documents or in connection herewith or therewith or with any transaction contemplated hereby or thereby or discussed herein or therein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Nothing contained herein shall be deemed or operate to preclude any Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to such Holder or to enforce a judgment or other court ruling in favor of such Holder. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party hereto and delivered to the other party. In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement. Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof. The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.” The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability. If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties hereto as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties hereto or the practical realization of the benefits that would otherwise be conferred upon the parties hereto. The parties hereto will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments. This Agreement, the other Exchange Documents and the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holders, the Company, its affiliates and Persons acting on its behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Exchange Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties hereto solely with respect to the matters covered herein and therein. Except as specifically set forth herein or therein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters. For clarification purposes, the Recitals are part of this Agreement. No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Holder. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of any of the Exchange Documents unless the same consideration also is offered to all of the parties to the Exchange Documents or all holders of the Preferred Shares. The Company has not, directly or indirectly, made any agreements with any Holder relating to the terms or conditions of the transactions contemplated by the Exchange Documents except as set forth in the Exchange Documents. Without limiting the foregoing, the Company confirms that, except as set forth in this Agreement, no Holder has made any commitment or promise or has any other obligation to provide any financing to the Company or otherwise. As a material inducement for each Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by any Holder, any of its advisors or any of its representatives shall affect such Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Exchange Document and (ii) unless a provision of this Agreement or any other Exchange Document is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect any Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement or any other Exchange Document.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, if delivered personally; (ii) one (1) Business Day after it is sent, if sent by e-mail (provided that such sent e-mail is kept on file (whether electronically or otherwise) by the sending party and the sending party does not receive an automatically generated message from the recipient’s e-mail server that such e-mail could not be delivered to such recipient) and (iii) if sent by overnight courier service, one (1) Business Day after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same. The addresses and e-mail addresses for such communications shall be:

If to the Company:

Bollinger Innovations, Inc.

1405 Pioneer Street

Brea, California 92821

Email Address:

Attention: David Michery

With a copy (for informational purposes only) to:

Jones Day

555 S. Flower Street, 50th Floor

Los Angeles, CA 90071

E-mail: KBlair@jonesday.com

Attention: Katherine J. Blair

If to the Transfer Agent:

[●]

If to a Holder:

See Holder Schedule

with a copy (for informational purposes only) to:

McDermott Will & Emery LLP

One Vanderbilt Avenue

New York, NY 10017-3852

Telephone: (212) 547-5400

E-mail: Dwoodard@mwe.com; Rcohen@mwe.com

Attention: Daniel Woodard, Esq.; Robert Cohen, Esq.

or to such other address or e-mail address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication or (B) provided by an overnight courier service shall be rebuttable evidence of personal service or receipt from an overnight courier service in accordance with clause (i) or (iii) above, respectively. A copy of the e-mail transmission containing the time, date and recipient e-mail address shall be rebuttable evidence of receipt by e-mail in accordance with clause (ii) above.

(g) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and its successors and assigns, including, as contemplated below, any assignee of any of the New Securities. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Holders, including, without limitation, by way of a Fundamental Transaction (as defined in the Certificates of Designation) (unless the Company is in compliance with the applicable provisions governing Fundamental Transactions set forth in the Certificates of Designation).

(h) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and its permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, other than the Indemnitees referred to in Section 10(k).

(i) Survival. The representations, warranties, agreements and covenants shall survive the Closing until the applicable statute of limitations. Each Holder shall be responsible only for its representations, warranties, agreements and covenants hereunder.

(j) Further Assurances. Each party hereto shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Indemnification.

(i) In consideration of each Holder’s execution and delivery of the Exchange Documents and acquiring the New Securities thereunder and in addition to all of the Company’s other obligations under the Exchange Documents, the Company shall defend, protect, indemnify and hold harmless such Holder and each holder of any New Securities and all of their shareholders, partners, members, officers, directors, employees and direct or indirect investors and any of the foregoing Persons’ agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable and documented expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnified Liabilities”), incurred by any Indemnitee as a result of, or arising out of, or relating to (A) any misrepresentation or breach of any representation or warranty made by the Company in any of the Exchange Documents, (B) any breach of any covenant, agreement or obligation of the Company contained in any of the Exchange Documents or (C) any cause of action, suit, proceeding or claim brought or made against such Indemnitee by a third party (including for these purposes a derivative action brought on behalf of the Company, but other than by an affiliate of any Holder) or which otherwise involves such Indemnitee that arises out of or results from (I) the execution, delivery, performance or enforcement of any of the Exchange Documents, (II) any transaction financed or to be financed in whole or in part, directly or indirectly, with the proceeds of the issuance of the New Securities, (III) any disclosure properly made by any Holder pursuant to Section 5(g), or (IV) the status of any Holder or holder of the New Securities either as an investor in the Company pursuant to the transactions contemplated by the Exchange Documents or as a party to this Agreement (including, without limitation, as a party in interest or otherwise in any action or proceeding for injunctive or other equitable relief), unless such action is based primarily upon a breach of such Holder’s representations, warranties, or covenants under the Exchange Documents, or any agreements or understandings such Holder may have with any such third party, or any violations by such Holder of state or federal securities laws or any conduct by such Holder which constitutes fraud, gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law.

(ii) Promptly after receipt by an Indemnitee under this Section 10(k) of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving an Indemnified Liability, such Indemnitee shall, if a claim in respect thereof is to be made against the Company under this Section 10(k), deliver to the Company a written notice of the commencement thereof, and the Company shall have the right to participate in, and, to the extent the Company so desires, to assume control of the defense thereof with counsel mutually satisfactory to the Company and the Indemnitee; provided, however, that an Indemnitee shall have the right to retain its own counsel with the fees and expenses of such counsel to be paid by the Company if: (i) the Company has agreed in writing to pay such fees and expenses; (ii) the Company shall have failed promptly to assume the defense of such Indemnified Liability and to employ counsel reasonably satisfactory to such Indemnitee in any such Indemnified Liability; or (iii) the named parties to any such Indemnified Liability (including any impleaded parties) include both such Indemnitee and the Company, and such Indemnitee shall have been advised by counsel that a conflict of interest is likely to exist if the same counsel were to represent such Indemnitee and the Company (in which case, if such Indemnitee notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, then the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company), provided further, that in the case of clause (iii) above the Company shall not be responsible for the reasonable fees and expenses of more than one (1) separate legal counsel for such Indemnitee. The Indemnitee shall reasonably cooperate with the Company in connection with any negotiation or defense of any such action or Indemnified Liability by the Company and shall furnish to the Company all information reasonably available to the Indemnitee which relates to such action or Indemnified Liability. The Company shall keep the Indemnitee reasonably apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. The Company shall not be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the Company shall not unreasonably withhold, delay or condition its consent. The Company shall not, without the prior written consent of the Indemnitee, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability in respect to such Indemnified Liability or litigation, and such settlement shall not include any admission as to fault on the part of the Indemnitee. Following indemnification as provided for hereunder, the Company shall be subrogated to all rights of the Indemnitee with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the Company within a reasonable time of the commencement of any such action shall not relieve the Company of any liability to the Indemnitee under this Section 10(k), except to the extent that the Company is materially and adversely prejudiced in its ability to defend such action.

(iii) The indemnification required by this Section 10(k) shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Liabilities are incurred.

(iv) Notwithstanding any provision in this Agreement or any other Transaction Documents, the aggregate indemnification obligations of the Company pursuant to this Section 10(k) shall not exceed 100% of the aggregate Purchase Price actually paid by the Holders.

(v) The sole and exclusive remedy for any breach of any representation, warranty, covenant or agreement hereunder shall be the indemnification provided by this Section 10(k), and each Holder expressly waives any other rights or remedies it may have; provided however, that equitable relief, including remedies of specific performance and injunction, shall be available with respect to any matter where money damages would not be sufficient to compensate any Holder or to preserve the rights of such Holder pending resolution of a dispute, and this Section 10(k) shall not relieve the Company from liability for willful misconduct, gross negligence, bad faith, fraud or willful breach of any of its representations, warranties, covenants or agreements set forth in this Agreement.

(l) Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rules of strict construction will be applied against any party. No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty. Each and every reference to share prices, Common Stock and any other numbers in this Agreement that relate to the Common Stock shall be automatically adjusted for stock dividends, stock splits, stock combinations and other similar transactions that occur with respect to the Common Stock after the date of this Agreement.

(m) Remedies. Each Holder and each holder of any New Securities shall have all rights and remedies set forth in the Exchange Documents and all rights and remedies which such holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law. Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security, to the extent permitted by law), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to each Holder. The Company therefore agrees that each Holder shall be entitled to seek specific performance and/or temporary, preliminary and permanent injunctive or other equitable relief from any court of competent jurisdiction in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n) Exercise of Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) the Exchange Documents, whenever any Holder exercises a right, election, demand or option under a Exchange Document and the Company does not timely perform its related obligations within the periods therein provided, then such Holder may continue to exercise its other rights, elections, demands and options hereunder and under any other Exchange Document from time to time as if such original right, election, demand or option had not been exercised without prejudice to its future actions and rights and remedies.

(o) Payment Set Aside; Currency. To the extent that the Company makes a payment or payments to such Holder hereunder or pursuant to any other Exchange Document or any Holder enforces or exercises its rights hereunder or thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, foreign, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred. Unless otherwise expressly indicated, all dollar amounts referred to in this Agreement and the other Exchange Documents are in United States Dollars (“U.S. Dollars”), and all amounts owing under this Agreement and all other Exchange Documents shall be paid in U.S. Dollars. All amounts denominated in other currencies (if any) shall be converted into the U.S. Dollar equivalent amount in accordance with the Exchange Rate on the date of calculation. “Exchange Rate” means, in relation to any amount of currency to be converted into U.S. Dollars pursuant to this Agreement, the U.S. Dollar exchange rate as published in the Wall Street Journal on the relevant date of calculation.

[signature pages follow]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

COMPANY:

BOLLINGER INNOVATIONS, Inc.

By:	/s/ David Michery
Name:	David Michery
Title:	Chairman and CEO

[Signature page to Amendment and Exchange Agreement]

IN WITNESS WHEREOF, each Holder and the Company have caused their respective signature page to this Agreement to be duly executed as of the date first written above.

HOLDER:

Esousa Group Holdings LLC

By:	/s/ Michael Wachs
Name:	Michael Wachs
Title:	Managing Member

TD Capital No 1 Pty Limited

By:	/s/ Timothy Davis-Rice
Name:	Timothy Davis-Rice
Title:	Sole Director

JADR Capital 2 Pty Ltd.

By:	/s/ Justin Davis-Rice
Name:	Justin Davis-Rice
Title:	Sole Director

[Signature page to Amendment and Exchange Agreement]

HOLDER SCHEDULE

Name of Holder: Esousa Group Holdings LLC

The following Exchange Notes of Holder are being exchanged for Series F Preferred Shares, as identified by its serial designation:

EXCHANGE NOTES				SERIES F PREFERRED SHARES
Original Issuance Date	Principal Amount ($)	Accrued Interest ($)	Total ($)	Shares Issued	Serial Designation
4/4/2025	526,316	32,822	559,137	559.13743	F-1
3/28/2025	1,578,947	103,070	1,682,018	1,682.01754	F-2
2/5/2025	2,421,053	211,067	2,632,120	2,632.11988	F-3
3/20/2025	1,578,947	108,333	1,687,281	1,687.28070	F-4
1/23/2025	3,157,895	290,351	3,448,246	3,448.24561	F-5
3/6/2025	2,000,000	148,889	2,148,889	2,148.88889	F-7
2/20/2025	1,578,947	126,754	1,705,702	1,705.70175	F-8
12/31/2024	4,011,712	313,694	4,325,406	4,325.40582	F-9

The following Exchange Warrants of Holder are being exchanged for Series G Preferred Shares:

EXCHANGE WARRANTS			SERIES G PREFERRED SHARES
Original Issuance Date	Warrant Shares	Maturity Date	Shares Issued
12/31/2024	0.00036	12/31/2029	115.53296
1/23/2025	10.84360	1/23/2030	2,465.22555
4/4/2025	8.997	4/4/2030	2,045.41243
4/11/2025	13.5	4/11/2030	3,069.14170
4/21/2025	4.5	4/21/2030	1,023.04723
2/5/2025	32.2808	2/5/2030	4,608.10927
4/21/2025	14.04	4/21/2030	2,004.22090
4/25/2025	18.24	4/25/2030	2,603.77417
2/20/2025	64.711	2/20/2030	3,079.18183
3/6/2025	227.2728	3/6/2030	3,885.19354
4/25/2025	23.92	4/25/2030	408.90872
5/2/2025	179.42	5/2/2030	3,067.15729
6/20/2025	24	6/20/2030	410.27631
3/20/2025	986.84220	3/20/2030	3,130.49981
3/28/2025	2,870.8134	3/28/2030	3,035.63598
4/4/2025	1,503.75940	4/4/2030	1,060.06331
5/15/2025	210,526.32	5/15/2030	2,968.16848
5/23/2025	283,750.32	5/23/2030	4,000.53901
5/29/2025	1,157,894.74	5/29/2030	16,324.92636
6/12/2025	210,526	6/12/2030	2,968.16397
6/20/2025	119,298	6/20/2030	1,681.95864
6/26/2025	225,564	6/26/2030	3,180.18172
7/10/2025	225,564	7/10/2030	3,180.18172
7/18/2025	150,376	7/18/2030	2,120.12115
7/24/2025	225,564	7/24/2030	3,180.18172

Contact: Michael Wachs

HOLDER SCHEDULE

Name of Holder: TD Capital No 1 Pty Limited

The following Exchange Notes of Holder are being exchanged for Series F Preferred Shares, as identified by its serial designation:

EXCHANGE NOTES				SERIES F PREFERRED SHARES
Original Issuance Date	Principal Amount	Accrued Interest	Total	Shares Issued	Serial Designation
1/23/2025	1,578,947	145,175	1,724,123	1,724.12281	F-5

The following Exchange Warrants of Holder are being exchanged for Series G Preferred Shares:

EXCHANGE WARRANTS			SERIES G PREFERRED SHARES
Original Issuance Date	Warrant Shares	Maturity Date	Shares Issued
2/24/2025	4.49840	2/24/2030	1,022.68348
4/7/2025	8.99690	4/7/2030	2,045.38970
3/6/2025	227.27280	3/6/2030	3,885.19354
3/26/2025	132.77520	3/26/2030	2,269.77161
6/20/2025	54	6/20/2030	923.12169
5/29/2025	387,969.92	5/29/2030	5,469.91031
5/29/2025	496,240.6	5/29/2030	6,996.39697
6/13/2025	135,338	6/13/2030	1,908.10339
7/2/2025	67,670	7/2/2030	954.06580
7/11/2025	150,376	7/11/2030	2,120.12115
7/21/2025	75,188	7/21/2030	1,060.06057
7/24/2025	150,376	7/24/2030	2,120.12115

Contact: Timothy Davis-Rice

HOLDER SCHEDULE

Name of Holder: JADR Capital 2 Pty Ltd.

The following Exchange Notes of Holder are being exchanged for Series F Preferred Shares, as identified by its serial designation:

EXCHANGE NOTES				SERIES F PREFERRED SHARES
Original Issuance Date	Principal Amount	Accrued Interest	Total	Shares Issued	Serial Designation
2/5/2025	726,316	62,241	788,557	788.55702	F-3
3/27/2025	726,316	47,715	774,031	774.03070	F-3
1/23/2025	1,578,947	145,175	1,724,123	1,724.12281	F-5
12/26/2024	1,052,632	109,064	1,161,696	1,161.69591	F-6
12/30/2024	1,052,632	107,310	1,159,942	1,159.94152	F-6

The following Exchange Warrants of Holder are being exchanged for Series G Preferred Shares:

EXCHANGE WARRANTS			SERIES G PREFERRED SHARES
Original Issuance Date	Warrant Shares	Maturity Date	Shares Issued
12/12/2024	0.0002	12/12/2029	64.18498
2/5/2025	9.6843	2/5/2030	1,382.44135
3/27/2025	9.6843	3/27/2030	1,382.44135

Contact: Justin Davis-Rice

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